Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-189958 on Form S-1 of our report dated July 15, 2013 relating to the consolidated financial statements of Associated Materials Group, Inc., appearing in the Prospectus, which is part of this Registration Statement, and of our report dated July 15, 2013, relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Cleveland, Ohio

September 18, 2013